UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2019
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices, including zip code: 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035
Registrant’s telephone number, including area code: (408)941-7100

(Former name or former address, if changed since last report.): Not Applicable
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AVNW	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2019, Aviat Networks, Inc. (“Aviat” or the “Company”) announced the appointment of Stan Gallagher as Interim President and Chief Executive Officer of Aviat, effective September 18, 2019. Mr. Gallagher has served as the Company’s Chief Operating Officer and Principal Financial Officer since June 25, 2018 and will continue to hold these positions.
Mr. Gallagher has over 30 years of experience in various aspects of operations leadership and management consulting. Before joining the Company, Mr. Gallagher, age 56, was a Director and Operational Excellence/Supply Chain Management Lead at Synergetics Installations Worldwide, Inc. since 2012, and a Senior Consultant with LeadFirst Learning Systems, LLC since 2010. From 2007 to 2010, Mr. Gallagher held the position of Vice President - Global Strategic Sourcing at Masonite International, Inc. Earlier in his career, Mr. Gallagher held a number of executive operational and leadership positions with various divisions of General Electric over a tenure of 25 years. Mr. Gallagher has a Bachelor of Science degree in Mechanical Engineering from North Carolina State University.
In connection with Mr. Gallagher’s appointment as Interim President and Chief Executive Officer of Aviat, the Company has increased his annual base salary to $350,000, and Mr. Gallagher will receive quarterly bonus payments of $25,000 per quarter for each fiscal quarter that he serves as the Company’s Interim President and Chief Executive Officer (with partial quarters to be paid pro rata).
Effective September 18, 2019, the Company’s prior President and Chief Executive Officer, Michael Pangia, resigned from his position with the Company and as a director of the Company. Mr. Pangia will receive severance payments from the Company in accordance with the terms of his employment agreement.
Other than his existing employment agreement with Aviat, Mr. Gallagher has not engaged in a related party transaction with the Company during the last two fiscal years, and there are no family relationships between Mr. Gallagher and any of Aviat’s executive officers or directors.
A copy of the press release announcing Mr. Gallagher’s appointment is furnished as Exhibit 99.1 to this Form 8-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 17, 2019, the board of directors of the Company (the “Board”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws were amended to reduce the minimum size of the Board from six to three directors. Other than Mr. Pangia’s resignation, there were no changes to the directors serving on the Board. The Amendment became effective immediately upon approval by the Board.
The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 of this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.     Description

3.1            Amendment of the Bylaws of the Company.
99.1            Press Release, dated September 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: September 20, 2019	By:	/s/ Walter Stanley Gallagher, Jr.
		Name:	Walter Stanley Gallagher, Jr.
		Title:	Interim President and Chief Executive Officer, Chief Operating Officer and Principal Financial Officer